UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 27, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2023, the Board of Directors of Novo Integrated Sciences, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s bylaws that had the effect of reducing the quorum at all meetings of the Company’s stockholders for the transaction of business, except as otherwise provided by statute or by the Company’s articles of incorporation, as amended, to one-third (33⅓%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (the “Reduced Quorum Requirement”). The Company’s bylaws previously provided that the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote would constitute a quorum at all meetings of stockholders for the transaction of business.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Reduced Quorum Requirement, based on 149,184,184 shares of common stock outstanding as of August 8, 2023, the Record Date, 49,723,089 shares of common stock (representing one-third of the stock issued and outstanding and entitled to vote at the Annual Meeting) must be present at the Annual Meeting, virtually or by proxy, for there to be a quorum.

With respect to Proposal 1 (election of directors), election of each director requires the affirmative vote of the majority of the votes present in person or represented by proxy at the Annual Meeting. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees. With respect to Proposal 2 (approval of the 2023 Equity Plan), Proposal 3 (approval of the reverse stock split) and Proposal 4 (ratification of auditors) (each as disclosed in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2023, and the additional definitive proxy information filed from time to time with the SEC), adoption of each of proposal requires the affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). With respect to each of Proposals 2, 3 and 4, stockholders may vote “for,” “against” or “abstain” from voting on each such proposal. Abstentions will have the effect of a vote “against” the respective proposal. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote for Proposals 2, 3 and 4.

As a result of the Reduced Quorum Requirement, fewer shares present or represented and entitled to vote will be required to constitute a quorum at the Annual Meeting. This means that, if the number of shares present or represented at the Annual Meeting satisfies the new quorum requirement but is less than a majority of the Company’s outstanding shares entitled to vote, the affirmative vote of fewer shares will be required to elect directors and to approve each of Proposals 2, 3 and 4 than if the Reduced Quorum Requirement had not been approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the registrant’s bylaws, dated September 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: September 27, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer